Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FORM

We consent to the incorporation by reference in this Registration Statement of Cimatron Ltd. on Form F-3 of our report dated February 22, 2013 (relating to the financial statements of Cimatron Gibbs, LLC not presented separately herein) appearing in the Annual Report on Form 20-F of Cimatron Ltd. for the year ended December 31, 2012.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Lucas, Horsfall, Murphy & Pindroh, LLP
Pasadena, California